UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, DC  20549


                                FORM 8-K

                             CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported): January 31, 2005




                       Access Pharmaceuticals, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


        Delaware                     0-9314                  83-0221517
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(State of Incorporation)    (Commission File Number)    (I.R.S. Employer
                                                        Identification No.)


     2600 Stemmons Freeway, Suite 176, Dallas, Texas             75207
     -----------------------------------------------           ---------
        (Address of principal executive offices)               (Zip Code)


   Registrant's telephone number, including area code: (214) 905-5100
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
Item 1.01 Entry into a Material Definitive Agreement.
          -------------------------------------------

The Board of Directors of the Company approved modified compensation arrangements for members of the Board and Committees of the Board as follows:

* the Chairman of the Corporation shall be paid an additional fee of $1,000 per quarter for service as Chairman of the Board of Directors

* the Chairman of each of the Audit and Finance and Compensation Committees shall be paid an additional fee of $500 per quarter for service as Chairman of such committees.

The new approved compensation is in addition to our previously reported compensation of directors which includes:

Each director who is not our employee receives a quarterly fee of $3,000 and $1,000 per quarter per committee (aggregate for all committees) in which he/she is a member. Each director will have $2,000 deducted from their fee if more than one Board meeting is missed and $1,000 deducted per committee meeting missed. In addition, we reimbursed each director, whether an employee or not, the expenses of attending board and committee meetings. Each non-employee director is also entitled to receive options to purchase 12,500 shares of our common stock on the date of each annual meeting of stockholders and options to purchase 20,000 shares of common stock when he/she is first appointed as a director.



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
                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          Access Pharmaceuticals, Inc.
                                                 (Registrant)

                                          By: /s/ Stephen B. Thompson
                                             ------------------
                                              Stephen B. Thompson
                                              Vice President and
                                              Chief Financial Officer

Dated January 31, 2005

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